UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2023

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 7, 2023, the Board of Directors (the “Board”) of Blackbaud, Inc. (the “Company”) adopted amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately. The amendments effected by the Amended and Restated Bylaws provide for the position of Vice Chairman of the Board for the purpose of acting on behalf of the Chairman of the Board at such times, if any, as the Chairman of the Board is unable to fulfill his or her duties under the Amended and Restated Bylaws and in accordance with such other powers and duties as may from time to time be assigned by the Board. The Amended and Restated Bylaws were further amended to add such references to the Vice Chairman of the Board therein as appropriate to reflect the intent of the foregoing amendment.
Following the adoption of the foregoing amendments, the Board appointed Michael P. Gianoni, President and Chief Executive Officer of the Company, to the position of Vice Chairman of the Board to serve in accordance with the Amended and Restated Bylaws and as he may be otherwise directed by the Board. Mr. Gianoni will continue to serve as the President and Chief Executive Officer of the Company.
The foregoing summary of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.
Item 8.01. Other Events.
On December 7, 2023, the Board amended the tenure limits for its independent directors within the Company's Corporate Governance Guidelines to better balance the benefits of its directors’ experience and important insights into the Company and its operations while also assuring that fresh ideas and viewpoints are represented on the Board through appropriate Board refreshment.
Effective immediately, an independent director of the Company will not be nominated for election as a director if he or she has, or will have, served on the Board for 12 years or more as of the date scheduled for his or her next election. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee of the Board may recommend to the Board that, based on specific circumstances the director's tenure should be extended beyond the expiration of the term during which he or she reached his or her twelfth year of service. The Board may in such case waive or modify the retirement date if it determines that there is good cause to do so and that such action would be in the best interests of the Company and its stockholders. Non-independent directors are not subject to the tenure limit described above.
The foregoing summary of the Company's tenure limits for its independent directors does not purport to be complete and is qualified in its entirety by reference to the complete text of the Company's Corporate Governance Guidelines, a copy of which is available under Corporate Governance in the Company - Investor Relations section of our website at www.blackbaud.com. None of the content of the Company's website shall be deemed incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Blackbaud, Inc. dated December 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	December 11, 2023	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)